MORGAN STANLEY GROUP INC.

                                 $______________

                      Global Medium-Term Notes, Series C

                            Global Units, Series C

                          U.S. DISTRIBUTION AGREEMENT



                                                         ____________, ____


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

               Morgan Stanley Group Inc., a Delaware corporation (the "Company"), confirms its agreement with you with respect to the issue and sale from time to time by the Company of up to $_____________ (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of its Global Medium-Term Notes, Series C, due more than 9 months from the date of issue (the "Notes") and its Global Units, Series C (the "Units" and together with the Notes, the "Program Securities"), in each case subject to reduction as a result of the sale of the Company's (i) Global Medium-Term Notes, Series D and Series E, to be sold primarily outside of the United States, (ii) Global Units, Series D and Series E, to be sold primarily outside of the United States, and (iii) the sale of certain of the Company's other debt securities, warrants, preferred stock, purchase contracts and units.

               The Notes may be issued as senior indebtedness (the "Series C Senior Notes") or as subordinated indebtedness (the "Series C Subordinated Notes") of the Company. The Series C Senior Notes will be issued, either alone or as part of a Unit, pursuant to the provisions of a senior indenture dated as of April 15, 1989, as supplemented by a first supplemental senior indenture dated as of May 15, 1991 and a second supplemental senior indenture dated as of April 15, 1996 (as so supplemented and as may be further supplemented or amended from time to time, the "Senior Debt Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Senior Debt Trustee"). The Series C Subordinated Notes will be issued pursuant to the provisions of a subordinated indenture dated as of April 15, 1989, as supplemented by a first supplemental subordinated indenture dated as of May 15, 1991 and a second supplemental subordinated indenture dated as of April 15, 1996 (as so supplemented and as may be further supplemented or amended from time to time, the "Subordinated Debt Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Subordinated Debt Trustee"). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures," and the Senior Debt Trustee and the Subordinated Debt Trustee are sometimes hereinafter referred to individually as a "Trustee" and collectively as the "Trustees."

               The Units will be issued pursuant to the Unit Agreement dated as of January 24, 1997, among the Company, The Chase Manhattan Bank, as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein and the holders from time to time of the Units described therein. Units may include one or more (i) Series C Senior Notes, (ii) warrants ("Universal Warrants") entitling the holders thereof to purchase or sell (a) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or composite currencies or (c) commodities, (iii) purchase contracts ("Purchase Contracts") requiring the holders thereof to purchase or sell (a) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or composite currencies or (c) commodities or (iv) any combination thereof. The applicable prospectus supplement will specify whether Notes, Universal Warrants and Purchase Contracts comprised by a Unit may or may not be separated from any series of Units. Universal Warrants issued as part of a Unit will be issued pursuant to the Universal Warrant Agreement dated as of January 24, 1997 (the "Universal Warrant Agreement") between the Company and The Chase Manhattan Bank, as Warrant Agent. Purchase Contracts entered into by the Company and the holders thereof will be governed by the Unit Agreement.

               The Notes whether issued alone, or as part of a Unit, will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below. The Universal Warrants issued as part of a Unit will have the exercise prices, exercise dates, expiration dates and other terms as set forth in supplements to the Basic Prospectus. The Purchase Contracts issued as part of a Unit will have the closing dates, purchase or sale prices and other terms as set forth in supplements to the Basic Prospectus.

               The Company hereby appoints you as its exclusive agent for the purpose of soliciting and receiving offers to purchase Program Securities from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use reasonable efforts to solicit and receive offers to purchase Program Securities upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, you may also purchase Program Securities as principal pursuant to the terms of a terms agreement relating to such sale (in the case of Notes, a "Notes Terms Agreement" and, in the case of Units, a "Units Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

               The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Program Securities. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Program Securities. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant4, as amended (the "Exchange Act").

               1. Representations and Warranties. The Company represents and warrants to and agrees with you as of the Commencement Date, as of each date on which you solicit offers to purchase Program Securities, as of each date on which the Company accepts an offer to purchase Program Securities (including any purchase by you as principal pursuant to a Notes Terms Agreement or a Units Terms Agreement), as of each date the Company issues and delivers Program Securities and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein or (B) to those parts of the Registration Statement that constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustees and (2) the representations and warranties set forth in clauses
(iii) and (iv) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Program Securities or on which the Company accepts an offer to purchase Program Securities, shall be deemed not to cover information concerning an offering of particular Program Securiton will be set forth in a supplement to the Basic Prospectus.

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (e) Each of this Agreement and any applicable Written Notes Terms Agreement or Written Units Terms Agreement (each as hereinafter defined) has been duly authorized, executed and delivered by the Company.

               (f) Each Indenture has been duly qualified under the Trust Indenture Act and each of the Indentures, the Unit Agreement and the Universal Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

                (g) The forms of Notes, whether issued alone or as part of a Unit, have been duly authorized and established in conformity with the provisions of the relevant Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the relevant Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of such Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

               (h) The forms of Units, including the forms of Universal Warrants and Purchase Contracts which, in addition to the Notes, may comprise such Units, have been duly authorized and established in conformity with the provisions of
(i) in the case of the Unitsrrants, the Universal Warrant Agreement. When the Units have been delivered to and duly paid for by the purchasers thereof and (a) any Purchase Contracts included in such Units have been executed by the Company and countersigned and executed by the Unit Agent and (b) any Universal Warrants included in such Units have been executed by the Company and countersigned by the Warrant Agent, the Units (including any such Purchase Contracts or Universal Warrants contained therein) will be entitled to the benefits of the Unit Agreement and, in the case of the Universal Warrants, the Universal Warrant Agreement and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

               (i) The execution and delivery by the Company of this Agreement, the Notes (whether issued alone or as part of a Unit), the Units (including any Purchase Contracts and Universal Warrants included therein) the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Written Notes Terms Agreement or Written Units Terms Agreement and the performance by the Company of its obligations under this Agreement, the Notes, the Units, the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Units, the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Program Securities; provided, however, that no representation is made or warranty given as to whether the purchase of the Program Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

               (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or id its subsidiaries, taken as a whole, from that set forth in the Prospectus.

               (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

               (l) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (m) Morgan Stanley & Co. Incorporated is registered as a broker-dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

               (n) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.


               Notwithstanding the foregoing, it is understood and agreed that the representations and warranth) (except as to due authorization of the Units, Universal Warrants and Purchase Contracts) and (i), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Program Securities, with respect to any Program Securities the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Company, baskets of such securities, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

               2.  Solicitations as Agent; Purchases as Principal.

               (a) Solicitations as Agent. In connection with your actions as agent hereunder, you agree to use reasonable efforts to solicit offers to purchase Program Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

               The Company reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Program Securities. Upon receipt of at least one business day's prior notice from the Company, you will forthwith suspend solicitations of offers to purchase Program Securities from the Company until such time as the Company has advised you that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) in the case of Notes, issued alone or as part of a Unit, a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes, (ii) in the case of Units, a change in the exercise price, exercise date or period or expiration of an underlying Universal Warrant or a change in the settlement date or purchase or sale price of an underlying Purchase Contract or
(iii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Program Securities until the Company has delivered such certificates, opinions and letters as you may request.

               The Company agrees to pay to you, as consideration for the sale of each Program Security resulting from a solicitation made or an offer to purchase received by you, a commission in the form of a discount from the purchase price of such Program Security equal to between .125% and .750% (depending upon such Note's maturity or, in the case of Units, any underlying Note's maturity or the terms of the Units and of the securities comprised by such Units) of the principal amount of such Note or, in the case of Units, the face amount of such Unit (provided that the commission for Notes having, or Units including Notes or other securities having, a maturity of 30 years or greater will be negotiated) or such other discount as may be specified in the Prospectus Supplement relating to such Note or Unit.

               You shall communicate to the Company, orally or in writing, each offer to purchase Program Securities received by you as agent that in your judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Program Securities and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Program Securities that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Program Securities sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

               (b) Purchases as Principal. Each sale of Program Securities to you as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Notes Terms Agreement or Units Terms Agreement that will provide for the sale of such Program Securities to and the purchase thereof by you. Each Notes Terms Agreement or Units Terms Agreement will take the form of either (i) a written agreement between you and the Company, which may be substantially in the form of Exhibit A or Exhibit A-1 (as applicable) hereto (in the case of Notes, a "Written Notes Terms Agreement" and, in the case of Units, a "Written Units Terms Agreement"), or (ii) an oral agreement between you and the Company confirmed in writing by you to the Company.

               Your commitment to purchase Program Securities as principal pursuant to a Notes Terms Agreement or Units Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each (i) Note Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes and (ii) Unit Terms Agreement shall specify (a) the information set forth in (i) above with respect to any Notes issued as part of a Unit, (b) with respect to Universal Warrants issued as part of a Unit, the exercise price, the exercise date or period, the expiration date and any other terms of such Universal Warrants, and (c) with respect to Purchase Contracts issued as part of a Unit, the settlement date, the purchase or sale price or any other terms of such Purchase Contracts. Each such Notes Terms Agreement or Units Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Company pursuant to Section 4 hereof. A Notes Terms Agreement and a Unit Terms Agreement may also specify certain provisions relating to the reoffering of such Notes or Units, as the case may be, by you.

               Each Notes Terms Agreement and each Units Terms Agreement shall specify the time and place of delivery of and payment for such Notes or Units, as the case may be. Unless otherwise specified in a Notes Terms Agreement or a Units Terms Agreement, the procedural details relating to the issue and delivery of Notes or Units, as the case may be, purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Program Securities to be purchased by you as principal pursuant to a Notes Terms Agreement or a Units Terms Agreement, as the case may be, is referred to herein as a "Settlement Date."

               Unless otherwise specified in a Notes Terms Agreement or a Units Terms Agreement, if you are purchasing Notes or Units, as principal you may resell such Notes or Units to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes or Units.

               (c) Administrative Procedures. You and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Global Medium-Term Notes, Series C and the Global Units, Series C, Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and you.

               (d) Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Program Securities as agent of the Company shall be delivered at the office of Davis Polk & Wardwell, your counsel, not later than 4:00 p.m., New Yoay agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Program Securities and (ii) the first date on which the Company accepts any offer by you to purchase Program Securities as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

               3.  Agreements.  The Company agrees with you that:

               (a) Prior to the termination of the offering of the Program Securities pursuant to this Agreement or any Notes Terms Agreement or Units Terms Agreement, the Company will not file any Prospectus Supplement relating to the Program Securities or any amendment to the Registration Statement unless the Company has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise you (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threateninby the Company of any notification with respect to the suspension of the qualification of the Program Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Program Securities so long as you are not reasonably satisfied with such document.

               (b) If, at any time when a prospectus relating to the Program Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Program Securities and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to tspectus, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Program Securities hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Program Securities you may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

               (c) The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securittement with respect to each sale of Program Securities. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

               (d) The Company will furnish to you, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

               (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as you shall reasonably request.

               (f) During the term of this Agreement, the Company shall furnish to you such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indentures, the Unit Agreement, the Warrant Agreement, the Notes, the Units, the Universal Warrants, the Purchase Contracts, this Agreement, the Administrative Procedures, any Notes Terms Agreement or Units Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as you may from time to time reasonably request.

               (g) The Company shall notify you promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

               (h) The Company will, whether or not any sale of Program Securities is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Notes Terms Agreement or Units Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Program Securities, (iii) the fees and disbursements of the Company's counsel and accountants, of the Trustees and their counsel, the Unit Agent and its counsel, and the Warrant Agent and its counsel (iv) y) under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indentures, the Unit Agreement, the Universal Warrant Agreement and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Program Securities, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the fees and disbursements of your counsel incurred in connection with the offering and sale of the Program Securities, including any opinions to be rendered by such counsel hereunder, and (x) any out-of-pocket expenses incurred by you; provided that any advertising expenses incurred by you shall have been approved by the Company.

               (i) During the period beginning on the date of any Notes Terms Agreement or Units Terms Agreement relating to either Notes or Units, as the case may be, and continuing to and including the Settlement Date with respect to such Notes Terms Agreement or Units Terms Agreement, the Company will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of (i) in the case of Notes, any debt securities of the Company substantially similar to the Notes set forth in such Notes Terms Agreement (other than (A) the Notes that are to be sold pursuant to such Notes Terms Agreement, (B) Notes previously agreed to be sold by the Company and (C) commercial paper issued in the ordinary course of business) or (ii) in the case of Units, any securities substantially similar to such Units (other than (A) the Units that are sold pursuant to such Units Terms Agreement or (B) Units previously agreed to be sold by the Company), in each case, except as may otherwise be provided in the applicable Notes Terms Agreement or Units Terms Agreement.

               4. Conditions of the Obligations of the Agent. Your obligation to solicit offers to purchase Program Securities as agent of the Company, your obligation to purchase Program Securities as principal pursuant to any Notes Terms Agreement or Units Terms Agreement and the obligation of any other purchaser to purchase Program Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Program Securities, at the time of such solicitation, and, in the case of your or any other purchaser's obligation to purchase Program Securities, at the time the Company accepts the offer to purchase such Program Securities and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

               (a) Prior to such solicitation or purchase, as the case may be:

               (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Program Securities on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

             (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through
         (D), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Program Securities on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made; and

            (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the Company prior to such solicitation or, in the case of a purchase of Program Securities, before the offer to purchase such Program Securities was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Program Securities, before the offer to purchase such Program Securities was made.

               (b) On the Commencement Date and, if called for by any Notes Terms Agreement or Units Terms Agreement, on the corresponding Settlement Date, you shall have received:

               (i) The opinion, dated as of such date, of Jonathan M. Clark, General Counsel and Secretary of the Company, or of other counsel satisfactory to the Agent and who is an officer of the Company, to the effect that:

                     (A) the Company has been duly incorporated, is validly
               existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                     (B) each of Morgan Stanley & Co. Incorporated and Morgan
               Stanley International Incorporated (each a "Material Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;


                     (C) each of the Company and its Material Subsidiaries has
               all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                     (D) each of this Agreement and any applicable Written Notes
               Terms Agreement or Written Units Terms Agreement has been duly authorized, executed and delivered by the Company;

                     (E) each Indenture has been duly qualified under the Trust
               Indenture Act and each of the Indentures, the Unit Agreement and the Universal Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and
               (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law;

                     (F) the forms of Notes, whether issued alone or as part of a Unit, have been duly authorized and established in conformity with the provisions of the relevant Indenture and, if the Notes had been executed by the Company and authenticated by the relevant Trustee or its duly appointed agent in accordance with the provisions of the relevant Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, the Notes would be entitled to the benefits of such Indenture and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and
               (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law;

                     (G) the forms of Units, including the forms of Universal
               Warrants and Purchase Contracts which, in addition to the Notes, may comprise such Units, have been duly authorized and established in conformity with the provisions of (i) in the case of Units and Purchase Contracts, the Unit Agreement and (ii) in the case of the Universal Warrants, the Universal Warrant Agreement, and if the Units (including the Universal Warrants and the Purchase Contracts) had been delivered to and duly paid for by the purchasers thereof (and any Universal Warrant included therein had been executed by the Company and countersigned by the Warrant Agent and any Purchase Contracts included therein had been executed by the Company and executed and countersigned by the Unit Agent) on the date of such opinion, the Units (including the Universal Warrants and Purchase Contracts contained therein) would be entitled to the benefits of the Unit Agreement and in the case of the Warrants, the Universal Warrant Agreement, and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as
               (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) and is subject to general principles of equity, regardless of whether such enforceability is considered at proceedings in equity or at law;

                     (H) the execution and delivery by the Company of the Notes
               (whether issued alone or as part of a Unit), the Units (including any Purchase Contract or Universal Warrant included therein), the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Written Notes Terms Agreement or Written Units Terms Agreement and the performance by the Company of its obligations under this Agreement, the Notes, the Units, the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its consolidated subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of or qualification with any U.S. governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Units, the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Program Securities; provided, however, that no opinion is expressed on whether the purchase of the Program Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

                     (I) the statements (1) in the Prospectus, as then amended
               or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus), "Description of Units" (in the Prospectus Supplement and in the Basic Prospectus), "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus), "Description of Purchase Contracts" (in the Basic Prospectus) and "Description of Warrants" (in the Basic Prospectus), (2) in the Registration Statement, as then amended or supplemented, under
               Item 15, (3) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (4) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                     (J) after due inquiry, such counsel does not know of any
               legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any U.S. federal or state statutes, regulations, contracts or other documents governed by U.S. federal or state law that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated by reference as required; and

                     (K) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus as then amended or supplemented (except as to financial statements and schedules included therein as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) has no reason to believe that any part of the Registration Statement (except as to financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Forms T-1 heretofore referred to), as then amended, if applicable, when such part became effective contained, and the Registration Statement (except as to financial statements and schedules included therein, as to which such counsel need not express any belief and except for the part of the Registration Statement that constitutes the Form T-1) as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) has no reason to believe that the Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules as to which such counsel need not express any belief), as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses (3) and (4) above shall be deemed not to cover information concerning an offering of particular Notes or Units to the extent such information will be set forth in a supplement to the Basic Prospectus.

            (ii) The opinion, dated as of such date, of Davis Polk & Wardwell, your special counsel, covering the matters in subparagraphs (D), (E),
         (F), (G) and (I) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus), "Description of Units" (in the Prospectus Supplement and the Basic Prospectus), "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus), "Description of Purchase Contracts" (in the Basic Prospectus) and "Description of Warrants" (in the Basic Prospectus)) and clauses (2), (3) and (4) of subparagraph (K) in paragraph (b)(i) above.

               Notwithstanding the foregoing, the opinions described in subparagraphs (F) (except as to due authorization of the Notes), (G) (except as to due authorization of the Units, Universal Warrants and Purchase Contracts), (H), (I)(1) and (K)(3) and (4) of paragraph (b)(i) above, when contained in an opinion delivered on the Commencement Date or pursuant to Section 5(b), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Program Securities the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Company, baskets of such securities, equity indices or other factors.

               With respect to subparagraph (K) of paragraph (b)(i) above, Jonathan M. Clark or such other counsel for the Company may state that his opinion and belief are based upon his participation, or the participation of someone under his supervision, in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clauses (2), (3) and (4) of subparagraph (K) of paragraph (b)(i) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

            (iii) The opinion, dated as of such date, of Shearman & Sterling, special counsel to the Company, to the effect that the statements set forth under the caption "United States Federal Taxation" in the Prospectus Supplement and under the caption "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants" in the Basic Prospectus, insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, fairly present the information called for and fairly summarize the matters referred to therein.

               The opinion of Shearman & Sterling, described in paragraph
         (b)(iii) above shall be rendered to you at the request of the Company and shall so state therein.

               (c) On the Commencement Date and, if called for by any Notes Terms Agreement or Units Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an executive officer of the Company to the effect set forth in subparagraph (a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

               The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

               (d) On the Commencement Date and, if called for by any Notes Terms Agreement or Units Terms Agreement, on the corresponding Settlement Date, the Company's independent auditors shall have furnished to you a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

               (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

               5. Additional Agreements of the Company. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for (i) in the case of Notes, a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes issued alone or as part of a Unit, (ii) in the case of Units, a change in the exercise price, exercise date or period or expiration of an underlying Universal Warrant or a change in the settlement date or purchase or sale price of an underlying Purchase Contract or (iii) for a change you deem to be immaterial), the Company will deliver or cause to be delivered forthwith to you a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

               (b) Each time the Company furnishes a certificate pursuant to
Section 5(a), the Company will furnish or cause to be furnished forthwith to you a written opinion of couuch amendment or supplement, as the case may be, shall be in a form satisfactory to you and shall be of the same tenor as the opinion referred to in Section 4(b)(i), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

               (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

               6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by you or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained of or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Company in writing by you expressly for use therein.

               (b) You agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemni mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the in effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in paragraph
(a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Program Securities then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other hand from the offering of such Program Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other hand in connection with the offering of such Program Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Program Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by you in respect thereof. The relative fault of the Company on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Program Securities referred to in paragraph (d) above that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution provisions contained in this
Section 6, representations, warranties and other statements of the Company, its officers and you set forth in or made pursuant to this Agreement or any Notes Terms Agreement or Units Terms Agreement will remain in full force and effect regardless of (i) any termination of this Agreement or any such Notes Terms Agreement or Units Terms Agreement, (ii) any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Program Securities.

               7. Position of the Agent. In acting under this Agreement and in connection with the sale of any Program Securities by the Company (other than Program Securities sold to you pursuant to a Notes Terms Agreement or Units Terms Agreement, as the case may be), you are acting solely as agent of the Company and do not assume any obligation towards or relationship of agency or trust with any purchaser of Program Securities. You shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Program Securities has been solicited by you and accepted by the Company, but you shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Program Securities to a purchaser whose offer it has accepted, the Company shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

               8. Termination. This Agreement may be terminated at any time either by the Company or by you upon the giving of written notice of such termination to the other party hereto, but without prejudice to any rights, obligations or liabilities of either party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Notes Terms Agreement or Units Terms Agreement, and the termination of any such Notes Terms Agreement or Units Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 11 and 13 shall survive; provided that if at the time of termination an offer to purchase Program Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Program Securities has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(b), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

               9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telefaxed and confirmed to you at 1585 Broadway, New York, New York 10036, Attention: Manager, Credit Department (telefax number: 212-703-4575), with a copy to 1221 Avenue of the Americas, New York, New York 10020, Attention: Managing Director, Debt Syndicate (telefax number: 212-764-7490) or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 1585 Broadway, New York, New York 10036, Attention: Secretary.

               10. Successors. This Agreement and any Notes Terms Agreement or Units Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and the purchasers of Notes and Units (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

               11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               12. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

               13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                 Very truly yours,

                                 MORGAN STANLEY GROUP INC.


                                 By:
                                     -----------------------------------
                                     Name: Eileen K. Murray
                                     Title:   Treasurer

The foregoing Agreement
is hereby confirmed
and accepted as of the date
first above written.

MORGAN STANLEY & CO. INCORPORATED



By:
      -----------------------------------
      Name:
      Title:




                                                                       EXHIBIT A



                           MORGAN STANLEY GROUP INC.

                      GLOBAL MEDIUM-TERM NOTES, SERIES C

                             NOTES TERMS AGREEMENT




                                                           _______________, 19__

Morgan Stanley Group Inc.
1585 Broadway
New York, New York  10036

Attention:

               Re:   U.S. Distribution Agreement
                     dated ______________
                     (the "U.S. Distribution Agreement")

               The undersigned agrees to purchase your Global Medium-Term Notes, Series C, having the following terms:


                                                                                Floating
                                             Fixed Rate                         Rate
All Notes:                                   Notes:                             Notes:
-----------------------------------------    -------------------------------    ---------------------------
Principal Amount:                            Interest Rate:                     Base Rate:
Purchase Price:                              Applicability of Modified          Index Maturity:
                                             Payment upon Acceleration:
                                                                                Index Currency:
Price to Public:                             If yes, state issue price:         Spread (Plus or Minus):
Settlement Date and Time:                    Amortization Schedule:             Spread Multiplier:
Place of Delivery:                           Applicability of Annual            Alternate Rate Event
                                             Interest Payments:                 Spread:
Specified Currency:                          Denominated Currency (if           Initial Interest Rate:
                                             any):
Original Issue Date:                         Indexed Currency or                Initial Interest Reset
                                             Currencies (if any):               Date:
Interest Accrual Date:                       Payment Currency (if any):         Interest Reset Dates:
Maturity Date:                               Exchange Rate Agent (if any):      Interest Reset Period:
Initial Accrual Period OID:                  Reference Dealers:                 Maximum Interest Rate:
Total Amount of OID:                         Face Amount (if any):              Minimum Interest Rate:
Original Yield to Maturity:                  Fixed Amount of each               Interest Payment Date(s):
                                             Indexed Currency (if any):
Optional Repayment Date(s):                  Aggregate Fixed Amount of          Interest Payment Period:
                                             each Indexed Currency (if
                                             any):
Optional Redemption                          Applicability of Issuer's          Calculation Agent:
Date(s):                                     Option to Extend Original
                                             Maturity Date:
Initial Redemption Date:                     If yes, state Final Maturity       Reporting Service:
                                             Date:
Initial Redemption                                                              Variable Rate Renewable
Percentage:                                                                     Notes:

Annual Redemption                                                               Redemption Dates:
Percentage Reduction:

Ranking:                                                                        Redemption Percentage:

Other Provisions:                                                               Initial Maturity Date:

                                                                                Final Maturity Date:

                                                                                Applicability of Issuer's
                                                                                Option to reset Spread or
                                                                                Spread Multiplier:



               The provisions of Sections 1, 2(b) and 2(c) and 3 through 6 and 9 through 13 of the U.S. Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

               This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 9, 11, and 13 of the U.S. Distribution Agreement shall survive for the purposes of this Agreement.

               The following information, opinions, certificates, letters and documents referred to in Section 4 of the U.S. Distribution Agreement will be required: ________________




                                 MORGAN STANLEY & CO. INCORPORATED


                                 By ______________________________________
                                     Title:


Accepted:

MORGAN STANLEY GROUP INC.


By ___________________________
     Title:



EXHIBIT A-1


                           MORGAN STANLEY GROUP INC.

                            GLOBAL UNITS, SERIES C

                             UNITS TERMS AGREEMENT


                                                         ________________, 19 __

Morgan Stanley Group Inc.
1585 Broadway
New York, New York  10036

Attention:

               Re: U.S. Distribution Agreement dated _____________ (the "U.S. Distribution Agreement")

               The undersigned agrees to purchase your Global Units, Series C, [specified designation] having the following terms:

                                                                             Purchase Contracts
                                               Universal Warrants
               Units:                    Issued as Part of a Unit:           Issued as Part of a Unit:
-------------------------------------    -------------------------------    -------------------------------
Settlement Date and Time                 Designation of the Series of       Designation of the Series
                                         Warrants [Call] [Put]              of Purchase Contracts:
                                         Warrants:                          [Purchase][Sale] Purchase
                                                                            Contracts
Number (Face Amount)                     Warrant Property:                  Aggregate Number of
                                                                            Purchase Contracts:

                                                                            Purchase Contract
                                                                            Property:

Severability:                            Aggregate Number of                Quantity per Purchase
                                         Warrants:                          Contract:

                                                                            Purchase Price
Other Terms:                                                                Settlement Date:

                                         Date(s) upon which                 Payment Location:
                                         Warrants may be exercised:
                                                                            Method of Settlement:

                                                                            Currency of Settlement
                                                                            Payment:

                                                                            Contract Fees, if any:

                                         Universal Warrants                 Purchase Contracts
All Units:                               Issued as Part of a Unit:          Issued as Part of a Unit:
-------------------------------------    -------------------------------    -------------------------------

                                         Expiration Date:
                                         Currency in which exercise         Corporation Acceleration:
                                         payments shall be made:
                                                                            Holders' Acceleration:
                                         Exchange Rate (or method
                                         of calculation:                    Redemption Provisions:

                                         Form of Settlement:
                                         [Call Price:]*
                                                                            Other Terms:
                                         [Formula for determining
                                         Cash Settlement Value:]**

                                         [Amount of Warrant
                                         Property Salable per
                                         Warrant:]***

                                         [Put Price for such specified
                                         amount of Warrant Property
                                         per Warrant:]

                                         [Method of delivery of any
                                         Warrant Property to be
                                         delivered for sale upoon
                                         exercise of Warrants:]***



                                         Other Terms:

---------
*   Applicable to Call Warrants
**  Applicable to Put Warrants
*** Applicable to Put Warrants only if such Put Warrants contemplate that the holdel deliver Warrant Property to settle Put Warrants



All Notes Issued                             Fixed Rate Notes                   Floating Rate Notes
as Part of a Unit:                           Issued as Part of a Unit:          Issued as Part of a Unit:
-----------------------------------------    -------------------------------    ---------------------------
Principal Amount:                            Interest Rate:                     Base Rate:
Purchase Price:                              Applicability of Modified          Index Maturity:
                                             Payment upon Acceleration:
                                                                                Index Currency:
Price to Public:                             If yes, state issue price:         Spread (Plus or Minus):

Settlement Date and Time:                    Amortization Schedule:             Spread Multiplier:

Place of Delivery:                           Applicability of Annual            Alternate Rate Event
                                             Interest Payments:                 Spread:

Specified Currency:                          Denominated Currency (if           Initial Interest Rate:
                                             any):

Original Issue Date:                         Indexed Currency or                Initial Interest Reset
                                             Currencies (if any):               Date:

Interest Accrual Date:                       Payment Currency (if any):         Interest Reset Dates:

Maturity Date:                               Exchange Rate Agent (if any):      Interest Reset Period:

Initial Accrual Period OID:                  Reference Dealers:                 Maximum Interest Rate:

Total Amount of OID:                         Face Amount (if any):              Minimum Interest Rate:

Original Yield to Maturity:                  Fixed Amount of each               Interest Payment Date(s):
                                             Indexed Currency (if any):

Optional Repayment Date(s):                  Aggregate Fixed Amount of          Interest Payment Period:
                                             each Indexed Currency (if
                                             any):

Optional Redemption                          Applicability of Issuer's          Calculation Agent:
Date(s):                                     Option to Extend Original
                                             Maturity Date:

Initial Redemption Date:                     If yes, state Final Maturity       Reporting Service:
                                             Date:

Initial Redemption                                                              Variable Rate Renewable
Percentage:                                                                     Notes:

Annual Redemption                                                               Redemption Dates:
Percentage Reduction:

Ranking:                                                                        Redemption Percentage:

Other Provisions:                                                               Initial Maturity Date:

                                                                                Final Maturity Date:

                                                                                Applicability of Issuer's
                                                                                Option to reset Spread or
                                                                                Spread Multiplier:


               The provisions of Sections 1, 2(b) and 2(c) and 3 through 6 and 9 through 13 of the U.S. Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

               This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 9, 11, and 13 of the U.S. Distribution Agreement shall survive for the purposes of this Agreement.

               The following information, opinions, certificates, letters and documents referred to in Section 4 of the U.S. Distribution Agreement will be required: ________________




                                 MORGAN STANLEY & CO. INCORPORATED


                                 By ______________________________________
                                     Title:


Accepted:

MORGAN STANLEY GROUP INC.


By ___________________________
     Title: